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                                Exhibit 8a

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                          Deloitte & Touche LLP
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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 9 to Registration Statement No. 33-75778 / 81l-7534 of Paragon Separate Account B on Form S-6 of our report dated March 7, 200l on the financial statements of Paragon Life Insurance Company for the year ended December 31, 2000, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts", also in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
September 4, 2001